UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2004

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27826	22-3033692
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 Commons Way, Rockaway, NJ		07866
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination Of A Material Definitive Agreement.

           On December 6, 2004, Warren Jeffery, the Senior Vice President of Operations of Party City Corporation (the “Company”), gave notice of his resignation from the Company; his last day of employment will be January 8, 2005. Accordingly, Mr. Jeffery’s employment agreement, dated November 7, 2003 (the “Employment Agreement”), will be terminated as of January 8, 2005. The Employment Agreement was previously filed as Exhibit 10.11 to the Company’s Quarterly Report of Form 10-Q for the period ending September 27, 2003.

           Pursuant to the Employment Agreement, the Company is obligated to pay Mr. Jeffery, in a lump sum within ten business days following his last day of employment, all earned but unpaid then-existing salary and bonus. The Company does not believe that Mr. Jeffery will have any earned but unpaid bonus as of his resignation date. The Employment Agreement also provides that Mr. Jeffery is subject to the non-competition and non-solicitation provisions set forth therein until July 7, 2005, subject to standard exceptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY CORPORATION

Date: December 30, 2004	By: /s/ Gregg A. Melnick
	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer